EXHIBIT 23.2
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related prospectus of Broadcast International, Inc. for the registration of shares of its common stock and to the inclusion therein of our report dated February 18, 2005 with respect to the consolidated financial statements of Broadcast International, Inc.

                              /s/ Tanner LC

                              Tanner LC


Salt Lake City, Utah
February 2, 2006